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                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Tekelec for the registration of $135,000,000 of convertible subordinated notes and to the incorporation by reference therein of our report dated February 23, 1999, with respect to the financial statements of IEX Corporation at December 31, 1998 and for the three years in the period then ended, included in the Current Report (Form 8-K) of Tekelec dated May 7, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
February 10, 2000